UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Ddate of earliest reported): March 6, 2002
                                                        ______________


                                  Beeper Plus, Inc.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


       Nevada                           33-5516-LA            88-0219239
____________________________           ____________         ________________
(State or other jurisdiction           (Commission          (IRS Employer
   of incorporation)                   File Number)         Identification No.)


1515 E. Tropicana Ave., Suite 775 Las Vegas, Nevada              89119
_____________________________________                        ____________
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code  (702) 795-3601
                                                    _______________


                                     None
         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Pursuant to a Purchase and Sale transaction, on March 19, 2001, to be effective as of April 1, 2001, Beeper Plus, Inc. (the "Company") sold its paging business known as The Sports Page to BeepMe, a third party vendor and creditor of the Company. The total consideration for such sale was $130,000. Of the total consideration, the Company received $30,000 in cash, $16,166 was to be paid to vendors and the remaining balance of $83,834 was to be paid to the Company through monthly payments over a six (6) month period. The Sports Page represented 100% of the Company's revenues.

Attached hereto as Exhibit "A" is a copy of the Purchase and Sale Agreement between Beeper Plus, Inc. and BeepMe.

Item 4. Changes in Registrant's Certifying Accountant.

Effective March 19, 2001, pursuant to a Board of Director Resolution dated March 19, 2001, the Company elected to dismiss its Certifying Accountant, Hein & Associates L.L.P. as a result of the Board of Director's decision and efforts to cut back on the Company's expenses.

Hein & Associates L.L.P.'s reports for the last two fiscal years and interim period through September 30, 2001, have not contained an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Nor has there been any disagreement with Hein & Associates L.L.P. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to its satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

Effective March 19, 2001, the Company engaged Harold Y. Spector, CPA as its principal accountant to audit the Company's Financial Statements. During the Company's last two most recent fiscal years and the subsequent interim periods to date hereof, the Company has not consulted with Harold Y. Spector, CPA on items which concerned the application of accounting principles to a specified transaction, whether complete or proposed, nor on any subject matter of a disagreement or reportable event with Hein & Associates L.L.P.

Item 7.  Financial Statements and Exhibits

Exhibit 		Description

"A"		Purchase Agreement BeepMe and Beeper Plus, Inc.
"B"             Accountant's letter--Hein + Associates LLP

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Beeper Plus, Inc.
                                             _________________
                                             (Registrant)


                                             /s/Frank DeRenzo
                                                Frank DeRenzo/President
                                             __________________
                                                (Signature)*



Date:  March 6, 2002

*Print name and title of the signing officer under his signature.

Exhibit "A"

         The Sports Page(TM)
BEEPER PLUS, inc.
         The Front Page(TM)


March 19, 2001

To:    Ed Skowronski
From:  Frank DeRenzo


BeepMe Desires to buy, and Beeper Plus, Inc. desire to sell the paging business known as The Sports Page.

Purchase Price       	$130,000.00
Less Cash Down 		$ 30,000.00
Less Vendors Paid:
   Pagenet 		$ 11,645.00
   Beepme 		$  4,521.00
                        ___________
Balance 		$ 83,834.00


To be paid in equal monthly installments over the next 6(six) months at Interest rate.

Purchase price includes all customers, software, computers, and equipment directly related to the production and broadcast of The Sports Page and The Score Page. Any other equipment, etc., will be mutually agreed to.

BeepMe will assume all the direct vendors, suppliers, and distributors related to The Sports Page and The Score Page as of April 1, 2001. List of vendors, etc. but not limited to:

Don Best
Interlink
Joe Crispino
John Tapella
Pagenet
Sprint
The Sports Network

BeepMe will assume the needed employees as of April 1, 2001, and related employee expenses.




              3900 Paradise Road - Suite 201 - Los Vegas, NV 89109
         Office: (702) 737-5560 - (800) 676-5560 - Fox (702) 737-6580

Beepme will have use of the present offices directly related to The Sports Page and The Score Page. Beepme will be responsible for the Utilities (Nevada Power) and Phone (Sprint) expenses and any pother directly related office expenses.

Our lease expires June 30, 2001, and for that reason, we can only give Beepme the use of the office space to May 31, 2001.

Beepme will offer the following as collateral for the outstanding balance owed to Beeper Plus:

The terms and sale are subject to the shareholder majority vote.

If these general terms meet with your approval, I will have an attorney draw the necessary papers.


Sincerely,

/s/Frank DeRenzo
Frank DeRenzo
President


900 Paradise Road, Suite 201 Los Vegas, NV 89109- Office: (702) 737-5560
(800) 676-5560 - Fox (702) 737-6580

Exhibit "B"

                                                                 March 5, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We were previously principal accountants for Beeper Plus, Inc. and, under the date of September 14, 2000, we reported, which included an explanatory paragraph due to a going concern modification, on the financial statements of Beeper Plus, Inc. as of and for the years ended June 30, 2000 and 1999. On March 19, 2001, our appointment as principal accountants was terminated.

We have read Beeper Plus, Inc.'s statements included under Item 4 of its Form 8-K dated January 18, 2002 and we agree with such statements with the following exceptions:

     The name of our firm is incorrect and should be stated as follows:
     Hein + Associates LLP.

     Also, our report dated September 14, 2000, contained a qualified opinion as to the uncertainty of the Company to continue as a going concern.

     Finally, we performed no services subsequent to the filing of Beeper Plus, Inc.'s September 30, 2000 10-Q filed on April 3, 2001.


Yours truly,

/s/Hein + Associates LLP

Hein + Associates LLP
Orange, California